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                                                                  EXHIBIT 10.40
                                                                  EXECUTION COPY

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                                  $80,000,000

                         MULTICURRENCY CREDIT AGREEMENT

                           DATED AS OF JUNE 30, 1995

                                     AMONG

                                 SCHAWK, INC.,


                              FILTERTEK USA, INC.,


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   AS AGENT,


                                      AND



                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





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                               TABLE OF CONTENTS

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ARTICLE I

                                                       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.1     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         1.2     Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         1.3     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         1.4     Currency Equivalents Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


ARTICLE II

                                                       THE CREDITS  . . . . . . . . . . . . . . . . . . . . . . . . .  23

         2.2     Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         2.3     Procedure for Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

         2.4     Conversion and Continuation Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         2.5     Utilization of Revolving Commitments in Offshore Currencies. . . . . . . . . . . . . . . . . . . . .  27

         2.6     Reduction of Commitments; Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 (a)      Scheduled Reductions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                 (b)      Voluntary Reductions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         2.7     Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         2.8     Currency Exchange Fluctuations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         2.9     Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         2.10    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

         2.11    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                 (a)      Arrangement, Agency Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                 (b)      Commitment Fees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         2.12    Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         2.13    Payments by the Borrowers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

         2.14    Payments by the Banks to the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

         2.15    Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         2.16    Amount and Terms of Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                 (a)      Letter of Credit Commitments; Terms of Letters of Credit  . . . . . . . . . . . . . . . . .  35

                 (b)      Procedure for Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .  36

                 (c)      Draws upon Letters of Credit; Reimbursement Obligations . . . . . . . . . . . . . . . . . .  37

                 (d)      Banks' Participation in Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . .  37

                 (e)      Interest and Fees for Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                 (f)      LC Obligations Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                 (g)      Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                 (h)      Stated Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


ARTICLE III

                                          TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . . .  42

         3.1     Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

         3.2     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

         3.3     Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

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         3.4     Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         3.5     Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         3.6     Certificates of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

         3.7     Substitution of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

         3.8     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


ARTICLE IV

                                                   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . .  46

         4.1     Conditions of Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                 (a)      Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                 (b)      Resolutions; Incumbency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                 (c)      Organization Documents; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                 (d)      Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                 (e)      Payment of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                 (f)      Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                 (h)      Other Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         4.2     Conditions to All Borrowings and Letter of Credit Issuances  . . . . . . . . . . . . . . . . . . . .  48

                 (a)      Notice of Borrowing or Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                 (b)      Continuation of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . .  48

                 (c)      No Existing Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48


ARTICLE V

                                              REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .  49

         5.1     Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.2     Corporate Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.3     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

         5.4     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.6     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.7     ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         5.8     Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         5.9     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         5.10    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

         5.11    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         5.12    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         5.13    Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         5.14    No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

         5.15    Copyrights, Patents, Trademarks and Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  52

         5.16    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         5.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         5.18    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53


ARTICLE VI
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                                                  AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . .  53

         6.1     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

         6.2     Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         6.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         6.4     Preservation of Corporate Existence, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         6.5     Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

         6.6     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         6.7     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         6.8     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         6.9     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

         6.10    Inspection of Property and Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         6.11    Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         6.12    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         6.13    Additional Subsidiary Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58


ARTICLE VII

                                                    NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  58

         7.1     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         7.2     Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         7.3     Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         7.4     Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

         7.5     Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

         7.6     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

         7.7     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         7.8     Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         7.9     Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         7.10    Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64

         7.11    Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

         7.12    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         7.13    Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         7.14    Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         7.15    Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

         7.16    Limitation on Certain Restrictions on Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . .  66

         7.17    Organization Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

         7.18    Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                 (a)      Maintenance of Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . .  67

                 (b)      Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                 (c)      Funded Debt to EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                 (e)      Fixed Charge Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68


ARTICLE VIII

                                                    EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . .  69

         8.1     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                 (a) NonPayment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

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                 (b)      Representation or Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                 (c)      Specific Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                 (d)      Other Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                 (e)      Cross-Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

                 (f)      Insolvency; Voluntary Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                 (g)      Involuntary Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                 (h)      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                 (i)      Monetary Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                 (j)      Non-Monetary Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

                 (k)      Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                 (l)      Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

                 (m)      Unenforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

         8.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

         8.3     Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72


ARTICLE IX

                                                        THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . .  73

         9.1     Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

         9.2     Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

         9.3     Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

         9.4     Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

         9.5     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

         9.6     Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

         9.7     Indemnification of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

         9.8     Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

         9.9     Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

         9.10    Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76


ARTICLE X


                                         GUARANTEES OF COMPANY AND EACH BORROWER  . . . . . . . . . . . . . . . . . .  78

         10.1    Guarantee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

         10.2    Unconditional Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

         10.3    Period In Force  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

         10.4    Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

         10.5    Effect of Stay . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

         10.6    No Subrogation, Contribution, Reimbursement or Indemnity . . . . . . . . . . . . . . . . . . . . . .  80


ARTICLE XI

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  80

         11.1    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

         11.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

         11.3    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

         11.4    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82

         11.5    Borrowers Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                                                                                      Page
         11.6    Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

         11.7    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

         11.8    Assignments, Participations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

         11.9    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85

         11.10 Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86

         11.11 Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86

         11.12 Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         11.13 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         11.14 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         11.15 No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         11.16 Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

         11.17 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

         11.18 Judgment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

         11.19 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

                                                                       Page


SCHEDULES
---------

Schedule 2.1                   Commitments
Schedule 5.5                   Litigation
Schedule 5.7                   ERISA
Schedule 5.11                  Permitted Liabilities
Schedule 5.12                  Environmental Matters
Schedule 5.16                  Subsidiaries and Minority Interests
Schedule 5.17                  Insurance Matters
Schedule 7.1                   Permitted Liens
Schedule 7.5                   Permitted Indebtedness
Schedule 7.8                   Contingent Obligations
Schedule 10.2                  Lending Offices; Addresses for Notices


EXHIBITS
--------

Exhibit A              Form of Notice of Borrowing
Exhibit B              Form of Notice of Conversion/Continuation
Exhibit C              Form of Compliance Certificate
Exhibit D              Form of Legal Opinion of Borrower Counsel
Exhibit E              Form of Assignment and Acceptance
Exhibit F              Form of Promissory Note
Exhibit G              Form of Intercompany Note Pledge Agreement
Exhibit H              Form of Subsidiary Guarantee Agreement
Exhibit I              Form of Intercreditor and Subordination Agreement
Exhibit J              Form of Letter of Credit Request

                         MULTICURRENCY CREDIT AGREEMENT


         This MULTICURRENCY CREDIT AGREEMENT is entered into as of June 30, 1995, among Schawk, Inc., a Delaware corporation (the "Company"), Filtertek USA, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Filtertek"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks. The Company and Filtertek are referred to individually as a "Borrower" and collectively as the "Borrowers".

         WHEREAS, the Banks have agreed to make available to the Borrowers a revolving multicurrency credit facility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Certain Defined Terms. The following terms have the following meanings:

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 9.9.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 9.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means (i) in respect of payments in Dollars, the address for payments set forth on Schedule 11.2 in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 11.2, and, (ii) in the case of payments in any Offshore Currency, the address for payments set forth in Schedule 11.2 in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 11.2.

                 "Agreed Alternative Currency" has the meaning specified in subsection 2.5(e).

                 "Agreement" means this Multicurrency Credit Agreement.

                 "Applicable Currency" means, as to any particular payment or Loan, Dollars or the Offshore Currency in which it is denominated or is payable.

                 "Applicable Margin" means at any date, the applicable percentage amount set forth in the following table opposite the applicable ratio of Funded Debt to EBITDA on a trailing four quarter basis as shown in the Compliance Certificate then most recently delivered to the Banks:



-------------------------------------------------------------------------------------------
                  Ratio of Funded Debt                                    Applicable Margin
                       to EBITDA
-------------------------------------------------------------------------------------------
                      3.0 or more                                               .875%
-------------------------------------------------------------------------------------------
                   less than 3.0 but                                            .750%
               more than or equal to 2.5
-------------------------------------------------------------------------------------------
                   less than 2.5 but                                            .625%
               more than or equal to 2.0
-------------------------------------------------------------------------------------------
                 less than 2.0 but more                                         .500%
                 than or equal to 1.75
-------------------------------------------------------------------------------------------
                     less than 1.75                                             .400%
-------------------------------------------------------------------------------------------

         provided, however that for the period from the date hereof to June 30, 1996, the Applicable Margin shall be deemed to be .625%; provided further that, if the Company shall have failed to deliver to the Banks by the date required hereunder its Compliance Certificate pursuant to
         Section 6.2(b), then until such delivery the Applicable Margin shall be deemed to be .875%. Each change in the Applicable Margin shall take effect with respect to all outstanding Offshore Rate Loans on the first day of the month immediately succeeding the month in which such Compliance Certificate is received by Agent and the Banks. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default shall have occurred and be continuing on the date when such change would otherwise occur.

                 "Assignee" has the meaning specified in subsection 11.8(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto.

                 "Banking Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and (i) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (ii) with respect to any disbursements and payments in and calculations pertaining to any Offshore Currency Loan, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of:

                          (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                 Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrower" and "Borrowers" have the meaning specified in the introductory clause hereto.

                 "Borrowing" means a borrowing hereunder consisting of Loans of the same Type and in the same Applicable Currency made to a Borrower on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means a Banking Day.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, less net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

                 "Capital Lease" has the meaning specified in the definition of "Capital Lease Obligations."

                 "Capital Lease Obligations" means all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease ("Capital Lease").

                 "Change of Control" means any of the following: (i) the Schawk Family shall cease to own, free and clear of all liens or other encumbrances, at least 51% of the outstanding shares of voting stock of the Company on a fully diluted basis; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office; or (iii) the Company shall cease to own, free and clear of all liens or other encumbrances, 100% of the outstanding shares of capital stock of Filtertek.

                 "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 4.1 are satisfied or waived by all Banks (or, in the case of subsection 4.1(e), waived by the Person entitled to receive such payment).

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Commitment", as to each Bank, has the meaning specified in
         Section 2.1.

                 "Company" has the meaning specified in the introductory clause hereto.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Computation Date" has the meaning specified in subsection 2.5(a).

                 "Consolidated Fixed Charges" means, for any period, for the Company and its Subsidiaries, the sum of (without duplication) (i) Consolidated Interest Expense, (ii) all scheduled payments of principal on Indebtedness of the Company and its Subsidiaries (including, without limitation, principal payments in respect of Capital Leases and in the case of this Agreement, scheduled reductions in the combined Commitment, but only to the extent that (a) the average daily borrowed portion of the combined Commitment during such period exceeds (b) the amount of the combined Commitment on the date of determination), (iii) taxes paid in cash, (iv) payments under operating leases, and (v) cash dividends paid by the Company as each of the foregoing is made during such period of determination in accordance with GAAP on a consolidated basis.

                 "Consolidated Interest Expense" means, for any period, the sum of total interest expense (including that attributable to Capitalized Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP.

                 "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any Person which is not a Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person over (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person.

                 "Consolidated Tangible Net Worth" of a Person means, without duplication, the sum of (i) total stockholders' equity (excluding treasury stock) less (ii) the net book value of all assets of such Person and its consolidated Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, research and development costs, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights and licenses.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.4, a Borrower (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency on the most recent Computation Date provided for in subsection 2.5(a).

                 "Dollars", "dollars" and "$" each mean lawful money of the United States.

                 "Domestic Subsidiary": any Subsidiary of the Company that is not a Foreign Subsidiary.

                 "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Consolidated Net Income for such period plus (b) all amounts treated as expenses for interest to the extent included in the determination of such Consolidated Net Income plus (c) all accrued taxes on or measured by income to the extent included in the determination of such Consolidated Net Income; provided, however, that Consolidated Net Income shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                 "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) EBIT plus (b) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind to the extent included in the determination of Consolidated Net Income.

                 "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $200,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the

         "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $200,000,000 or its Dollar Equivalent, provided that such bank is acting through a branch or agency located in the United States; and (iii) a Person that is primarily engaged in the business of commercial banking and that is
         (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

                 "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                 "Event of Default" means any of the events or circumstances specified in Section 8.1.

                 "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

                 "Existing Credit Agreements" means (i) that certain Credit Agreement dated as of September 21, 1992 by and among the Company, The First National Bank of Chicago, as agent and the financial institutions party thereto, and (ii) that certain Credit Agreement dated as of December 22, 1993 by and among Filtertek, Filtertek De Puerto Rico, Inc. and The Northern Trust Company, as Agent, and the lenders identified therein, in each case, as the same have been thereafter amended or otherwise modified from time to time.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.11(a).

                 "Filtertek" has the meaning specified in the introductory clause hereto.

                 "Foreign Subsidiary" any Subsidiary of the Company that (A) is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory, commonwealth or possession of the U.S. and (B) maintains the major portion of its assets outside the U.S.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Funded Indebtedness" shall at any date mean:

                 (a) all outstanding principal under this Agreement and the Indebtedness outstanding under the Short Term Revolving Facility; and

                 (b) all Subordinated Indebtedness of the Company or any of its Subsidiaries to any member of the Schawk Family to the extent such Indebtedness is permitted pursuant to the terms hereof;

                 (c) all other Indebtedness (excluding any Indebtedness included solely within clause (b) of the definition of Indebtedness) of the Company or any of its Subsidiaries which by its terms

                          (i) matures more than one year from the date of its creation, or

                          (ii) matures within one year from the date of its creation but, at the Company's or such Subsidiary's election, is renewable or extendible (whether or not theretofore renewed or extended) under, or payable from the proceeds of any other Indebtedness which may be incurred pursuant to the provisions of, any revolving credit or similar agreement.

                 "FX Trading Office" means the Foreign Exchange Trading Center, Chicago, Illinois, of BofA, or such other of BofA's offices as BofA may designate from time to time.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all net obligations with respect to Swap Contracts;
         (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                 "Indemnified Liabilities" has the meaning specified in Section 11.5.

                 "Indemnified Person" has the meaning specified in Section
         11.5.

                 "Independent Auditor" has the meaning specified in subsection 6.1(a).

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding- up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Intercompany Note Pledge Agreement" means the Note Pledge Agreement in substantially the form of Exhibit G hereto, dated as of the date hereof, made by the Borrowers in favor of the beneficiaries named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                 "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement dated the date hereof, in substantially the form of Exhibit I, by and among the Borrowers, Clarence W. Schawk, Marilyn G. Schawk and David A. Schawk, and the Agent for the benefit of the Banks.


                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan; provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                         (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                        (iii) no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                         (iv) no Interest Period applicable to a Revolving Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Revolving Loans unless the aggregate principal amount of Revolving Loans represented by Base Rate Loans or Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

                 "Issuing Bank" has the meaning specified in Section 2.16(a).

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "LC Commission" has the meaning specified in Section
         2.16(e)(ii).

                 "LC Obligations" means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.16(c). The LC Obligation of any Bank at any time shall mean the amount equal to (x) the aggregate amount of LC Obligations outstanding at such time times (y) such Bank's Pro Rata Share.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Borrowers and the Agent.

                 "Letter of Credit" means any letter of credit issued hereunder.

                 "Letter of Credit Cash Collateral Account" has the meaning specified in Section 8.2.

                 "Letter of Credit Commitment Sublimit" means $10,000,000.

                 "Letter of Credit Payment" means, as applicable, (a) all payments made by the Issuing Bank pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments made by the Banks to the Issuing Bank in respect thereof.

                 "Letter of Credit Request" has the meaning specified in
         Section 2.16(b).

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to a Borrower under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan).

                 "Loan Documents" means this Agreement, any Notes, the Fee Letters and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Majority Banks" means at any time Banks then holding in excess of 59% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 59% of the Commitments.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means, with respect to any Person,
         (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of such Person or such Person and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                 "Minimum Tranche" means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of Base Rate Loans, $500,000 or any multiple of $100,000 in excess thereof, and (b) in the case of Offshore Rate Loans, the Dollar Equivalent amount of $1,000,000 or any multiple of 500,000 units of the Applicable Currency in excess thereof.

                 "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which a Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Note" means a promissory note executed by the Borrowers in favor of a Bank pursuant to subsection 2.2(b), in substantially the form of Exhibit F.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Borrower to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Offshore Currency" means at any time English pounds sterling, Canadian dollars, French francs, German Deutsche Marks, Japanese yen and any Agreed Alternative Currency.

                 "Offshore Currency Loan" means any Offshore Rate Loan denominated in an Offshore Currency.

                 "Offshore Currency Loan Sublimit" means, at any time of determination, as to all Offshore Currencies in the aggregate, the Dollar Equivalent amount of 50% of the aggregate Commitments of the Banks, and, as to any single Offshore Currency, the Dollar Equivalent amount of 25% of the aggregate Commitments of Banks.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =               IBOR
                         -----------------------------------
                         1.00 - Eurodollar Reserve Percentage

         Where,

                          "Eurodollar Reserve Percentage" means for any day for
                 any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                          "IBOR" means the rate of interest per annum
                 determined by the Agent as the rate at which deposits in the Applicable Currency in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore currency interbank market at their request at approximately 11:00 a.m. (New York City time) two Business Days prior to the commencement of such Interest Period.

                          The Offshore Rate shall be adjusted automatically as
                 to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate, and may be an Offshore Currency Loan or a Loan denominated in Dollars.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Overnight Rate" means, for any day, the rate of interest per annum at which overnight deposits in the Applicable Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by BofA's London Branch to major banks in the London or other applicable offshore interbank market.

                 "Participant" has the meaning specified in subsection 11.8(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" has the meaning specified in Section 7.1.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Replacement Bank" has the meaning specified in Section 3.7.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer, the president or the executive vice-president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning specified in Section 2.1.

                 "Revolving Termination Date" means the earlier to occur of:

                          (a)  June 30, 2000; and

                          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                 "Schawk Family" means the persons set forth on Schedule 1.1 hereto, together with any children or grandchildren of such persons and any grantor trust under which one of such persons shall be the sole trustee or one of the co-trustees (and such person retains the sole power to remove any Capital Stock held by such trust from such trust).

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Short Term Revolving Loan Facility" means the 364 day revolving loan facility in an initial total amount of $20,000,000 pursuant to that certain Multicurrency Short Term Credit Agreement dated the date thereof and among the Borrowers, the Agent and the Banks, as the same may be amended from time to time and any renewal, modification or extension thereof.

                 "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office at approximately 10:30 a.m. (Chicago time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

                 "Stated Amount" means the stated or face amount of a Letter of Credit to the extent available at the time for drawing (subject to presentment of all requested documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

                 "Subordinated Indebtedness" means any Indebtedness of the Company or Filtertek to Clarence V. Schawk constituting Subordinated Indebtedness under the terms of the Intercreditor and Subordination Agreement or the payment of which is otherwise fully and deeply subordinated to payment of the Obligations to the written satisfaction of the Agent and the Majority Banks including but not limited to: (i) having a termination date after the Revolving Termination Date; (ii) allowing no principal payments prior to the Revolving Termination Date except to the extent expressly permitted by this Agreement; (iii) accruing interest at a rate no greater than 2% per annum in excess of the Base Rate; (iv) allowing no acceleration other than cross acceleration to the acceleration of the Obligations; and (v) allowing principal and accrued interest to be paid only to the extent that after giving effect to the contemplated payment, no Default or Event of Default exists or will exist.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Subsidiary Guarantor" means, individually, each of the Domestic Subsidiaries of the Company signatory to the Subsidiary Guarantee Agreement and such other Subsidiaries from time to time party to such Agreement and collectively, all of such Subsidiaries.

                 "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee Agreement in substantially the form of Exhibit H hereto, dated as of the date hereof, made by the Subsidiary Guarantors in favor of the beneficiaries named therein, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                 "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's or Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                 "Trade Letter of Credit" means a trade or commercial Letter of Credit issued by the Issuing Bank pursuant to Section 2.16.

                 "Type" has the meaning specified in the definition of "Loan."

                 "Total Capitalization" means the sum of Funded Debt and total stockholders' equity (excluding treasury stock) of the Company.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                          (ii) The term "including" is not limiting and means "including without limitation."

                         (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.3 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

         1.4 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate.


                                   ARTICLE II

                                  THE CREDITS

         2.1 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Borrowers (each such loan, a "Revolving Loan") and to participate in Letters of Credit from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate principal Dollar Equivalent amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.1(b) under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.6 or as a result of one or more assignments pursuant to Section 11.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans or issuance of a Letter of Credit, the aggregate principal Dollar Equivalent amount of all outstanding Revolving Loans plus the aggregate amount of outstanding LC Obligations shall not exceed the combined Commitments; and provided further that, after giving effect to any Borrowing of Offshore Currency Loans, the aggregate principal Dollar Equivalent amount of all outstanding Offshore Currency Loans shall not exceed the Offshore Currency Loan Sublimit. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this subsection 2.1(b), prepay pursuant to Section 2.6 and reborrow pursuant to this subsection 2.1(b).

         2.2 Loan Accounts. (a) The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Agent and each Bank shall be presumptive evidence of the amount of the Loans made by the Banks to the applicable Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

                 (b) The Loans made by such Bank shall also be evidenced by one or more Notes as provided herein. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount and Applicable Currency of each payment of principal made by the applicable Borrower with respect thereto. Each such Bank is irrevocably authorized by the Borrowers to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

         2.3 Procedure for Borrowing. (a) Each Borrowing shall be made upon the applicable Borrower's irrevocable written notice in substantially the form attached hereto as Exhibit 2.3 (or telephonic notice promptly confirmed in writing) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:30 a.m. (Chicago time) (i) four Business Days prior to the requested Borrowing Date, in the case of Offshore Currency Loans; (ii) two Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans denominated in Dollars; and
(iii) on the requested Borrowing Date, in the case of Base Rate Loans), specifying:

                         (A)      the applicable Borrower;

                         (B)      the amount of the Borrowing, which
                 shall be in an aggregate amount not less than the Minimum Tranche;

                         (C)      the requested Borrowing Date, which
                 shall be a Business Day;

                         (D)      the Type of Loans comprising the
                 Borrowing;

                         (E)      the duration of the Interest Period
                 applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months; and

                         (F) in the case of a Borrowing comprised of Offshore Currency Loans, the Applicable Currency.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:30 a.m. (Chicago time) on the Closing Date and such Borrowing will consist of Base Rate Loans or, Offshore Rate Loan in Dollars if the applicable Borrower has notified the Agent and the Banks at least three Business Days prior to the Closing Date and at such time has agreed to pay losses and expenses, in the same manner as required by Section 3.4 in the event the initial Borrowing does not occur in accordance with such request.

                 (b) The Dollar Equivalent amount of any Borrowing in an Offshore Currency will be determined by the Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.5(a). Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing. In the case of a Borrowing comprised of Offshore Currency Loans, the Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Bank of such Dollar Equivalent amount.

                 (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Borrower at the Agent's Payment Office on the Borrowing Date requested by such Borrower in the Same Day Funds and in the requested currency (i) in the case of a Borrowing comprised of Loans in Dollars, by 12:00 noon (Chicago time), (ii) in the case of a Borrowing comprised of Offshore Currency Loans, by such time, on or after 12:00 noon (local time at the place of funding) as the Agent may specify. The proceeds of all such Loans will then be made available to the applicable Borrower by the Agent at such office by crediting the account of the applicable Borrower on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in or by wire transfer in accordance with written instructions provided to the Agent by the applicable Borrower of like funds as received by the Agent.

                 (d) After giving effect to any Borrowing, there may not be more than eight different Interest Periods in effect.

         2.4 Conversion and Continuation Elections. (a) The applicable Borrower may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                          (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans denominated in Dollars, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans in Dollars of any other Type; or

                          (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Tranche);

provided, that if at any time the aggregate amount of Offshore Rate Loans denominated in Dollars in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such Offshore Rate Loans denominated in Dollars shall automatically convert into Base Rate Loans, and on and after such date the right of the applicable Borrower to continue such Loans as, and convert such Loans into Offshore Rate Loans shall terminate.

                 (b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:30 a.m. (Chicago time) (i) at least two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans denominated in Dollars; (ii) at least four Business Days in advance of the continuation date, if the Loans are to be continued as Offshore Currency Loans; and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                             (A)      the proposed Conversion/Continuation
                 Date;

                             (B)      the aggregate amount of Loans to be
                 converted or continued;

                             (C) the Type of Loans resulting from the proposed conversion or continuation; and

                             (D)      other than in the case of
                 conversions into Base Rate Loans, the duration of the requested Interest Period.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans in Dollars, the applicable Borrower has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the applicable Borrower shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period. If the applicable Borrower has failed to select a new Interest Period to be applicable to Offshore Currency Loans prior to the fourth Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), or if any Default or Event of Default shall then exist, subject to the provisions of subsection 2.5(d), the applicable Borrower shall be deemed to have elected to continue such Offshore Currency Loans on the basis of a one month Interest Period. The Agent shall give the applicable Borrower prompt written notice of any such conversion or continuation.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, no Borrower may elect to have a Loan in Dollars converted into or continued as an Offshore Rate Loan in Dollars or an Offshore Currency Loan continued on the basis of an Interest Period exceeding one month.

                 (f) After giving effect to any conversion or continuation of Loans, there may not be more than eight different Interest Periods in effect.

         2.5     Utilization of Revolving Commitments in Offshore Currencies.
                 (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing comprised of Offshore
Currency Loans as of the requested Borrowing Date, (ii) outstanding Offshore Currency Loans as of the last Banking Day of each month, and (iii) outstanding Offshore Currency Loans as of any redenomination date pursuant to this Section
2.5 or Section 3.5 (each such date under clauses (i) through (iii) a "Computation Date").

                 (b) In the case of a proposed Borrowing comprised of Offshore Currency Loans, the Banks shall be under no obligation to make Offshore Currency Loans in the requested Offshore Currency as part of such Borrowing if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such Borrowing that such Bank cannot provide Loans in the requested Offshore Currency, in which event the Agent will give notice to the applicable Borrower no later than 10:30 a.m. (Chicago time) on the third Business Day prior to the date of such Borrowing that the Borrowing in the requested Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the applicable Borrower that any such Borrowing in a requested Offshore Currency is not then available, the applicable Borrower may, by notice to the Agent not later than 5:00 p.m. (Chicago time) three Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the applicable Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Agent will promptly notify each Bank. If the applicable Borrower does not so withdraw such Notice of Borrowing, the Agent will promptly notify each Bank and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of Base Rate Loans in an aggregate amount equal to the amount of the originally requested Borrowing as expressed in Dollars in the Notice of Borrowing; and in such notice by the Agent to each Bank the Agent will state such aggregate amount of such Borrowing in Dollars and such Bank's Pro Rata Share thereof.

                 (c) In the case of a proposed continuation of Offshore Currency Loans for an additional Interest Period pursuant to Section 2.4, the Banks shall be under no obligation to continue such Offshore Currency Loans if the Agent has received notice from any of the Banks by 3:00 p.m. (Chicago time) four Business Days prior to the day of such continuation that such Bank cannot continue to provide Loans in the relevant

Offshore Currency, in which event the Agent will give notice to the applicable Borrower not later than 10:30 a.m. (Chicago time) on the third Business Day prior to the requested date of such continuation that the continuation of such Offshore Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Agent to the Banks. If the Agent shall have so notified the applicable Borrower that any such continuation of Offshore Currency Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Loans shall be redenominated into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the applicable Borrower and the Banks of any such redenomination and in such notice by the Agent to each Bank the Agent will state the aggregate Dollar Equivalent amount of the redenominated Offshore Currency Loans as of the Computation Date with respect thereto and such Bank's Pro Rata Share thereof.

                 (d) Notwithstanding anything herein to the contrary, during the existence of a Default or an Event of Default, upon the request of the Majority Banks, all or any part of any outstanding Offshore Currency Loans shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans. The Agent will promptly notify the applicable Borrower of any such redenomination and conversion request.

                 (e) The Borrowers shall be entitled to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than Dollars), in addition to the eurocurrencies specified in the definition of "Offshore Currency" herein, that in the opinion of the Agent and the Majority Banks is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an "Agreed Alternative Currency"). A Borrower shall deliver to the Agent any request for designation of an Agreed Alternate Currency in accordance with Section 11.2, to be received by the Agent not later than 10:30 a.m. (Chicago time) at least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternate Currency. Upon receipt of any such request the Agent will promptly notify the Banks thereof, and each Bank will use its best efforts to respond to such request within two Business Days of receipt thereof. Each Bank may grant or accept such request in its sole discretion. The Agent will promptly notify the applicable Borrower of the acceptance or rejection of any such request.

         2.6     Reduction of Commitments; Mandatory Prepayments.

                 (a) Scheduled Reductions. The combined Commitments shall be automatically and permanently reduced by the amounts and on the dates set forth below:


                          Date                                          Amount of Reduction
                          ----                                        to combined Commitments
                                                                      -----------------------
                   December 31, 1996                                        $7,500,000

                   December 31, 1997                                        $7,500,000

                   December 31, 1998                                        $7,500,000

                   December 31, 1999                                        $7,500,000

               Revolving Termination Date                                     Balance

Each reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. The Borrowers agree that they will, on or before the date of any scheduled reduction pursuant to the above table, make a mandatory prepayment to the Agent in the amount necessary to reduce the sum of (i) the Dollar Equivalent of the aggregate principal amount of the outstanding Revolving Loans plus (ii) the LC Obligations to an amount which is less than or equal to the combined Commitments after giving effect to such scheduled reduction.

                 (b) Voluntary Reductions. The Borrowers may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum Dollar Equivalent amount of $2,000,000 or any Dollar Equivalent multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the sum of the then-outstanding principal Dollar Equivalent amount of the Loans plus the LC Obligations would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.7 Optional Prepayments. Subject to Section 3.4, any Borrower may, at any time or from time to time, upon not less than 5 Business Days' irrevocable notice to the Agent, ratably prepay Loans in whole or in part, in minimum Dollar Equivalent amounts of $1,000,000 or any multiple of 500,000 units of the Applicable Currency in excess thereof. The applicable Borrower shall deliver a notice of prepayment in accordance with Section 11.2 to be received by the Agent not later than 10:30 a.m. (Chicago time) (i) at least four Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Currency Loan or at least two Business Days in advance of the prepayment date if the Loans to be prepaid are Offshore Rate Loans in Dollars, and (iii) on the prepayment date if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify the date and amount of such prepayment, the applicable Borrower and whether such prepayment is of Base Rate Loans, or Offshore Rate Loans, or any combination thereof, and the Applicable Currency. Such notice shall not thereafter be revocable by the applicable Borrower and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4.

         2.8 Currency Exchange Fluctuations. Subject to Section 3.4, if on any Computation Date the Agent shall have determined that the aggregate Dollar Equivalent principal amount of all Loans then outstanding plus the aggregate amount of outstanding LC Obligations exceeds the combined Commitments of the Banks by more than $500,000, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, then the Agent shall give notice to the Borrowers that a prepayment is required under this Section, and the Borrowers, jointly and severally agree thereupon to make prepayments of Loans such that, after giving effect to such prepayment the aggregate Dollar Equivalent amount of all Loans plus the aggregate amount of outstanding LC Obligations does not exceed the combined Commitments.

         2.9 Repayment. The Borrowers, jointly and severally, agree to repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans and all other unpaid Obligations then due and outstanding on such date.

         2.10 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate plus the Applicable Margin or the Base Rate, as the case may be (and subject to the Borrower's right to convert to other Types of Loans under Section 2.4).

                 (b) The applicable Borrower shall pay interest on each Loan made to it in arrears on each Interest Payment Date. Interest shall also be paid by the applicable Borrower on the date of any prepayment of Loans under
Section 2.7 or 2.8 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid by the applicable Borrower on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the applicable Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the sum of the rate then in effect for such Loans plus the Applicable Margin and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Borrowers shall pay such Bank interest at the highest rate permitted by applicable law.

         2.11 Fees. (a) Arrangement, Agency Fees. The Borrowers shall pay the fees to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Borrowers and the Agent dated June 23, 1995.

                 (b) Commitment Fees. Filtertek agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to .20% per annum. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 1995 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.6 or Section 2.8, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

         2.12 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) For purposes of determining utilization of each Bank's Commitment in order to calculate the commitment fee due under Section 2.11(b), the amount of any outstanding Offshore Currency Loan on any date shall be determined based upon the Dollar Equivalent amount as of the most recent Computation Date with respect to such Offshore Currency Loan.

                 (c) Each determination of an interest rate or a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Agent will, at the request of a Borrower or any Bank, deliver to such Borrower or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate or Dollar Equivalent amount.

         2.13 Payments by the Borrowers. (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and, with respect to principal of, interest on, and any other amounts relating to, any Offshore Currency Loan, shall be made in the Offshore Currency in which such Loan is denominated or payable, and, with respect to all other amounts payable hereunder, shall be made in Dollars. Such payments shall be made in Same Day Funds, and (i) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (ii) in the case of any Dollar payments, no later than 12:00 noon (Chicago time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 12:00 noon (Chicago time), or later than the time specified by the Agent as provided in clause (i) above (in the case of Offshore Currency payments), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the applicable Borrower prior to the date on which any payment is due to the Banks that the applicable Borrower will not make such payment in full as and when required, the Agent may assume that the applicable Borrower has made such payment in full to the Agent on such date in Same Day Funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate or, in the case of a payment in an Offshore Currency, the Overnight Rate, for each day from the date such amount is distributed to such Bank until the date repaid.

                 (d) All payments on account of or with respect to any Note and the principal of, and interest on, the Loans, the Letters of Credit and all other amounts payable under this Agreement by any Borrower to the Agent, any Issuing Bank or any Bank shall be made in the Applicable Currency, without set-off or counterclaim and free and clear of and without reduction by reason of all present and future income, stamp and other taxes and levies, imposts, duties, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by the U.S., any state or local government, any foreign government, any territory or possession of the U.S. or any political subdivision of taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Loans, any Note, any Letter of Credit, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof, other than any tax on or measured by the overall net income of a Bank pursuant to the income tax laws of the United States or the jurisdictions where such Bank's principal or lending offices are located (hereinafter called "Taxes"), all of which will be paid by such Borrower, for its own account, prior to the date on which any interest or penalties attach thereto.

                 (e) Each Borrower will indemnify the Agent and each Bank against, and reimburse the Agent and each Bank on demand for, any Taxes and any loss, liability, claim, or expense including interest, penalties, and legal fees which the Agent or the Bank may incur at any time arising out of or in connection with any failure of such Borrower to make any payments of Taxes when due.

                 (f) In the event that any Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable on, under or in respect of this Agreement, under any Note or Letter of Credit, such Borrower shall pay in United States Dollars such additional amount as may be required, after the deduction or withholding of Taxes, to enable the Agent or the Issuing Banks, as the case may be, to receive from such Borrower an amount equal to the amount stated to be payable under or with respect to this Agreement, any Note or Letter of Credit.

                 (g) Each Borrower shall promptly furnish to the Agent original tax receipts in respect of any withholding of Taxes required under this Section 3.9 and any other information, documents and receipts that the Agent may, in its sole discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 3.9.

                 (h) The covenants and agreements of the Borrowers under this Section 2.13 shall survive the repayment of the Obligations and the Notes.

         2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in Same Day Funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in Same Day Funds and the Agent in such circumstances has made available to the Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate or, in the case of any Borrowing consisting of Offshore Currency Loans, the Overnight Rate, for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers, jointly and severally, agree to pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrowers agree that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.9) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.16    Amount and Terms of Letters of Credit.

         (a)     Letter of Credit Commitments; Terms of Letters of Credit.

                 (i) Subject to and upon the terms and conditions herein set forth, at any time and from time to time on or after the date hereof and to but not including a date which is thirty (30) days prior to the Revolving Termination Date, each Bank selected by a Borrower which is reasonably acceptable to the Agent (and which agrees to perform the services of a fronting bank) agrees to issue (in such capacity, an "Issuing Bank") in its own name or through an Affiliate, one or more Letters of Credit for the account of the applicable Borrower in an aggregate Stated Amount in Dollars at any one time that, together with the aggregate Stated Amount of all other Letters of Credit issued pursuant hereto, does not exceed the Letter of Credit

         Commitment Sublimit; provided, however, that no Issuing Bank shall issue or extend the expiration of any Letter of Credit if, immediately after giving effect to such issuance or extension, (A) the aggregate LC Obligations in respect of Letters of Credit at such time would exceed the Letter of Credit Commitment Sublimit or (B) the Commitment of any Bank would be exceeded or (C) the Agent has not approved such issuance. Each Bank severally, but not jointly, agrees to participate in each such Letter of Credit issued by an Issuing Bank ratably according to its Pro Rata Share and to make available to such Issuing Bank such Bank's Pro Rata Share of any payment made to the beneficiary of such Letter of Credit to the extent not reimbursed by the applicable Borrower; provided, however, that no Bank shall be required to participate in any Letter of Credit to the extent that its participation therein would exceed such Bank's Commitment then in effect. No Bank's obligation to participate in any Letter of Credit or to make available to an Issuing Bank such Bank's Pro Rata Share of any Letter of Credit Payment made by the Issuing Bank shall be affected by any other Bank's failure to participate in the same or any other Letter of Credit or by any other Bank's failure to make available to the relevant Issuing Bank such other Bank's Pro Rata Share of any Letter of Credit Payment.

                 No Standby Letter of Credit or renewal thereof shall be dated to expire later than the Revolving Termination Date and no Trade Letter of Credit or renewal thereof shall be stated to expire later than the day thirty (30) days prior to the Revolving Termination Date.

         (b) Procedure for Issuance of Letters of Credit. Whenever a Borrower desires the issuance of a Letter of Credit hereunder, it shall give the relevant Issuing Bank (with a copy to the Agent) at least five (5) Business Days' prior written notice specifying the requested day of issuance thereof (which day shall be a Business Day), such notice to be given prior to 10:00 a.m. (Chicago time) on the date specified for the giving of such notice. Each such notice (each, a "Letter of Credit Request") shall be in the form of Exhibit J hereto and shall specify (A) the name of the Bank which the applicable Borrower would like to act as the Issuing Bank, (B) the proposed issuance date and expiration date of the requested Letter of Credit, (C) the name and address of the beneficiary (which Person shall be reasonably acceptable to the Issuing Bank), (D) the Stated Amount of such Letter of Credit, (E) the purpose of such Letter of Credit (which shall be acceptable to the Issuing Bank), and (F) such other information as the Agent or the Issuing Bank may reasonably request. The Agent shall notify the Banks as to issuance of Letters of Credit hereunder. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in the proposed Letter of Credit (all of which terms and conditions shall be acceptable to the Issuing Bank). No Letter of Credit shall contain any provision for payment thereunder at any time earlier than 2:00 p.m. (Chicago time) on the first Business Day after the presentation of all drafts, demands for payment and all other documents, if any, required to be presented pursuant to such Letter of Credit. Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce as in effect on the date of issuance of such Letter of Credit. On the Business Day specified by the applicable Borrower and upon fulfillment or waiver of the applicable conditions set forth in Article IV, the Issuing Bank will issue the requested Letter of Credit to the applicable beneficiary.

         (c) Draws upon Letters of Credit; Reimbursement Obligations. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall give telephonic notice to the applicable Borrower and the Agent (x) confirming receipt of such request and
(y) of the date on or before which the Issuing Bank intends to honor such drawing, and the applicable Borrower shall reimburse the Agent for the account of the Issuing Bank on the day on which such drawing is honored in an amount in Dollars in same day funds equal to the amount of such drawing; provided, however, that, anything contained in this Agreement to the contrary notwithstanding, (i) unless the applicable Borrower shall have notified the Agent and the Issuing Bank prior to 10:00 a.m. (Chicago time) on the Business Day of such drawing that the applicable Borrower intends to reimburse the Agent for the account of the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the applicable Borrower shall be deemed to have timely given a Notice of Borrowing to the Agent requesting each Bank to make Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.2, each such Bank shall, on the date of such drawing, make Base Rate Loans in the amount of its Pro Rata Share of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing; provided, further, that, if for any reason, proceeds of Base Rate Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the applicable Borrower shall reimburse the Issuing Bank, on the Business Day immediately following the date of such drawing, in an amount in Same Day Funds equal to the excess of the amount of such drawing over the amount of such Base Rate Loans, if any, which are so received, plus accrued interest on such amount at the Base Rate.

         (d) Banks' Participation in Letters of Credit. In the event that the Borrowers shall fail to reimburse the Agent for the account of the Issuing Bank as provided in Section 2.16(c) in an amount equal to the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it in accordance with the terms hereof, the Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each such Bank shall make available to the Agent for the account of the Issuing Bank an amount equal to its Pro Rata Share of such drawing in same day funds, together with interest thereon at the Federal Funds Rate for the period from the date of funding of such drawing to the date of payment by such Bank, at the office of the Agent specified in such notice, not later than 1:00 p.m. (Chicago time) on the Business Day after the date such Bank is notified by the Agent. In the event that any such Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this Section 2.16(d), the Agent shall be entitled to recover such amount for the benefit of the Issuing Bank on demand from such Bank together with interest at the Federal Funds Rate for two Business Days and thereafter at the Base Rate. Nothing in this Section 2.16(d) shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this Section 2.16(d) in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to the Agent for the account of each Bank which has paid all amounts payable by it under this Section 2.16(d) with respect to any Letter of Credit issued by such Issuing Bank such Bank's Pro Rata Share of all payments received by such Issuing Bank from the applicable Borrower in reimbursement of drawings honored by such Issuing Bank under such Letter of Credit when such payments are received and shall promptly notify the Agent of such payment.

         (e)     Interest and Fees for Letters of Credit.

                 (i) Issuing Bank Fees. The applicable Borrower agrees to pay the following amount to the Agent for the account of each Issuing Bank with respect to Letters of Credit issued for the account of such
         Borrower:

                          (A) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by such Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Loans pursuant to Section 2.16(c)) or the Banks at a rate which is at all times equal to 2% per annum in excess of the Base Rate; and

                          (B) with respect to the issuance or amendment of each Letter of Credit and each drawing made thereunder, issuance, documentary and processing charges in accordance with the Issuing Bank's agreement with the Borrower for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                 (ii) Participating Bank Fees. The applicable Borrower shall pay to the Agent, for the ratable account of the Lenders, based upon the Lenders' respective Pro Rata Shares, a fee (the "LC Commission") with respect to each (i) Letter of Credit that is a Standby Letter of Credit, for the period from the Issuance Date thereof to but including the final expiration date thereof, in an amount equal to the product of (A) the average daily undrawn amount of such Letter of Credit times (B) .75% per annum where such Letter of Credit has a term of 1 year or more or .625% in any other case and
         (ii) Letter of Credit that is a Trade Letter of Credit, in an amount equal to the greater of $150 or .50% of the face amount of such Letter of Credit. The LC Commission (i) relating to any Standby Letter of Credit shall be due and payable in arrears on the last Business Day of each calendar quarter, to the extent any such fees are then due and unpaid, on the Revolving Termination Date and (ii) relating to any Trade Letter of Credit shall be due and payable on the Issuance Date. The Agent shall promptly remit such LC Commission, when paid, to the other Lenders in accordance with their Pro Rata Share thereof.

         Promptly upon receipt by the Agent of any amount described in clause
(i)(A) of this Section 2.16(e), the Agent shall distribute to each Bank that has reimbursed the Agent for the account of the Issuing Bank in accordance with
Section 2.16(d) its Pro Rata Share of such amount. Amounts payable under clauses (i)(B) of this Section 2.16(e) shall be payable directly to the Agent for the account of the Issuing Bank.

         (f) LC Obligations Unconditional. Subject to the last paragraph of Section 2.16(g), the obligation of the Borrowers to reimburse the Agent for the account of the Issuing Bank for drawings made under any Letter of Credit issued by such Issuing Bank and the obligations of each Bank under Section 2.16(d) with respect thereto shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

                 (i) any lack of validity or enforceability of such Letter of Credit;

                 (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any of their Affiliates may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for which any such beneficiary or transferee may be acting), the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between a Borrower or one of its Subsidiaries and the beneficiary of such Letter of Credit);

                   (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                   (iv) payment by the Issuing Bank under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                    (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                   (vi) the fact that an Event of Default or a Default shall have occurred and be continuing.

         (g) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Borrowers, jointly and severally hereby agree to indemnify and hold harmless, the Issuing Bank from and against any and all actions, suits, proceedings, liabilities, damages, or other claims of any kind or nature whatsoever which may be made by or asserted against the Issuing Bank as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of the Issuing Bank or
(ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Borrowers and the Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such

Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit or the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank (including any Government Acts). None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Issuing Bank under any resulting liability to the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank. The right of indemnification in the first paragraph of this Section 2.16(g) shall not prejudice any rights that the Borrowers may otherwise have against the Issuing Bank with respect to a Letter of Credit issued hereunder.

         (h) Stated Amount. The Stated Amount of each Letter of Credit shall be such amount as the applicable Borrower and the Issuing Bank have agreed to. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

                 (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date the Issuing Bank actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit in accordance with the terms hereof, whether or not the Issuing Bank receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, provided that any amendment which increases or renews such Letter of Credit shall be subject to the requirements of Section 2.16(b) as if it where a new issuance; and

                 (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date the Issuing Bank actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or
         (y) the date the Issuing Bank receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, which written consent must be dated on or after the date of the amendment issued by the Issuing Bank purporting to effect such reduction.

                                  ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.1 Taxes. (a) Any and all payments by any Borrower to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

                 (b) The Borrowers, jointly and severally agree to indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                          (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                     (ii) the applicable Borrower shall make such deductions and withholdings;

                    (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                     (iv) the applicable Borrower shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies in writing in reasonable detail as necessary to preserve the after-tax yield the Bank would have received if such Taxes or Other Taxes had not been imposed.

                 (d) Within 30 days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (e) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to subsection (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank or take such other non-disadvantageous action, if any, which, in its sole discretion, it may deem appropriate to eliminate any such additional payment.

         3.2 Illegality. (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans (including Offshore Rate Loans in any Applicable Currency), then, on notice thereof by the Bank to the Borrowers through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 3.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If any Borrower is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Borrowers may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                 (d) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         3.3 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or
(ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment[s], loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Borrowers through the Agent, the Borrowers shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         3.4 Funding Losses. The Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of any Borrower to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of any Borrower to borrow, continue or convert a Loan after such Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                 (c) the failure of any Borrower to make any prepayment in accordance with any notice delivered under Section 2.7;

                 (d) the prepayment (including pursuant to Section 2.7 or 2.8) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained or from charges relating to any Offshore Currency Loans. For purposes of calculating amounts payable by a Borrower to the Banks under this Section and under subsection 3.3(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank offshore market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         3.5 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.9(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Borrowers and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing.
Upon receipt of such notice, any Borrower may revoke any Notice of Borrowing or Notice of Conversion/ Continuation then submitted by it. If the applicable Borrower does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by such Borrower, in the amount specified in the applicable notice submitted by such Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans. In the case of any Offshore Currency Loans, the Borrowing or continuation shall be in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing or continuation in the Offshore Currency, and to that end any outstanding Offshore Currency Loans which are the subject of any continuation shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Offshore Currency Loans.

         3.6 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         3.7 Substitution of Banks. Upon the receipt by a Borrower from any Bank (an "Affected Bank") of a claim for compensation under Section 3.3, such Borrower may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Borrowers to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         3.8 Survival. The agreements and obligations of the Borrowers in this Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1 Conditions of Initial Loans. The obligation of each Bank to make its initial Loan or participate in its initial Letter of Credit hereunder is subject to the condition that the Agent have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                 (a)      Loan Documents.

                          (i) this Agreement, executed and delivered by a duly authorized officer of the Company and of Filtertek;

                          (ii)    for the account of each Bank, a Note
         conforming to the requirements hereof and executed by a duly authorized officer of the Company and of Filtertek;

                          (iii) the Intercompany Note Pledge Agreement executed and delivered by a duly authorized officer of the Company and each Domestic Subsidiary in favor of the Agent for the benefit of the Banks; and

                          (iv) the Subsidiary Guarantee Agreement, executed and delivered by a duly authorized officer of each of the Subsidiary Guarantors party thereto; and

                          (v) the Intercreditor and Subordination Agreement in substantially the form of Exhibit I executed and delivered by Clarence V. Schawk, and a duly authorized officer of each of the Borrowers.

                   (b)      Resolutions; Incumbency.

                         (i) Copies of the resolutions of the board of directors of the Company, Filtertek and each Subsidiary Guarantor authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company, Filtertek or each Subsidiary Guarantor, as the case may be; and

                         (ii) A certificate of the Secretary or Assistant Secretary of the Company, Filtertek and each Subsidiary Guarantor certifying the names and true signatures of the officers of the Company, Filtertek or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                   (c) Organization Documents; Good Standing. Each of the following documents:

                         (i) the articles or certificate of incorporation and the bylaws of the Company, Filtertek and each Subsidiary Guarantor as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such person as of the Closing Date; and

                         (ii) a good standing certificate for the Company, Filtertek and each Subsidiary Guarantor from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company, Filtertek or such Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with bring-down certificates by facsimile, dated the Closing Date;

                   (d) Legal Opinion. An opinion of Vedder Price Kaufman & Kammholz, counsel to the Company, Filtertek and the Subsidiary Guarantors and addressed to the Agent and the Banks, substantially in the form of Exhibit D;

                   (e) Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.4;

                   (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                       (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                      (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

                     (iii) there has occurred since December 31, 1994, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

                 (g) Termination of Existing Credit Agreements. On or prior to the date of the Initial Loan, the total commitments under each of the Existing Credit Agreements shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit, if any, issued thereunder shall have been terminated and all other amounts owing pursuant to the Existing Credit Agreement shall have been terminated on terms and conditions satisfactory to Agent and the Banks and be of no further force or effect.

                 (h) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         4.2 Conditions to All Borrowings and Letter of Credit Issuances. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) and of any Issuing Bank to issue, and of each Bank to participate in, a Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                 (a) Notice of Borrowing or Issuance. The Agent shall have received a Notice of Borrowing or in the case of any Letter of Credit issuance, the Agent and the Issuing Bank shall have received a Letter of Credit Request;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or issuance of such Letter of Credit.

Each Notice of Borrowing and Letter of Credit Request submitted by a Borrower hereunder shall constitute a representation and warranty by the Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date or date of issuance, as the case may be, that the conditions in Section 4.2 are satisfied.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers, jointly and severally represent and warrant to the Agent and each Bank that:

         5.1     Corporate Existence and Power.  The Company and each of its
Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified would not have a Material Adverse Effect; and

                 (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrowers of this Agreement and each other Loan Document to which any Borrower is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of the Company's or its Subsidiaries' Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Subsidiaries or their property is subject; or

                 (c)      violate any Requirement of Law.

         5.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         5.4 Binding Effect. This Agreement and each other Loan Document to which a Borrower is a party constitute the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.5 Litigation. Except as specifically disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrowers. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 8.1(e).

         5.7     ERISA Compliance.  Except as specifically disclosed in
Schedule 5.7:

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrowers, nothing has occurred which would cause the loss of
such qualification.   Each of the Borrowers and each ERISA Affiliate has made
all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company, Filtertek nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company, Filtertek nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company, Filtertek nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 6.12 and Section 7.7. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.9 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1994 and the unaudited consolidated financial statements of the Company and its Subsidiaries dated March 31, 1995, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal period ended on such dates:

                     (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except, in the case of interim statements, for normal year-end adjustments;

                     (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                     (iii) except as specifically disclosed in Schedule 5.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since March 31, 1995, there has been no Material Adverse Effect.

         5.12 Environmental Matters. Each Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Borrowers have reasonably concluded that, except as specifically disclosed in Schedule 5.12, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. None of the Borrowers is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         5.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         5.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in
Schedule 5.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         5.16 Subsidiaries. As of the Closing Date, the Borrowers have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.16.

         5.17 Insurance. Except as specifically disclosed in Schedule 5.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         5.18 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents , contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         6.1 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                 (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1995), a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Ernst & Young, LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any respect, including any reason relating to a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records and shall be delivered to the Agent pursuant to a reliance agreement between the Agent and Banks and such Independent Auditor in form and substance satisfactory to the Agent;

                 (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1995), a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                 (c) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1995), a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.1(a);

                 (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended June 30, 1995), a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.1(b).

         6.2 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                 (d) as soon as available, but in any event within 60 days after the beginning of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Company for such fiscal year; and

                 (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         6.3 Notices. The Borrowers shall promptly notify the Agent and each Bank:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company, Filtertek or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company, Filtertek or any ERISA Affiliate with respect to such event:

                       (i)     an ERISA Event;

                       (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                       (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company, Filtertek or any ERISA Affiliate; or

                       (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         6.4 Preservation of Corporate Existence, Etc. The Borrowers shall, and shall cause each of their Subsidiaries to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.3 and sales of assets permitted by Section 7.2;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property. The Borrowers shall maintain, and shall cause each of their Subsidiaries to maintain, and preserve all its equipment and facilities which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where, in either case, the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section
7.2. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         6.6 Insurance. The Borrowers shall maintain, and shall cause each of their Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.7 Payment of Obligations. The Borrowers shall, and shall cause each of their Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; provided, however, that the Company or any Subsidiary shall have the right to contest such claims in good faith and by appropriate proceedings; and

                 (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         6.8 Compliance with Laws. The Borrowers shall comply, and shall cause each of their Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.9 Compliance with ERISA. The Borrowers shall, and shall cause each of their ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         6.10 Inspection of Property and Books and Records. The Borrowers shall maintain and shall cause each of their Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Borrowers shall permit, and shall cause each of their Subsidiaries to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Borrower; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         6.11 Environmental Laws. The Borrowers shall, and shall cause each of their Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         6.12 Use of Proceeds. The Borrowers shall use the proceeds of the Loans for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         6.13 Additional Subsidiary Guarantors. In the event any Person shall hereafter become a Domestic Subsidiary, the Borrowers shall promptly notify the Agent and the Banks and the Borrowers shall, upon the request of Agent or Majority Banks, cause such Domestic Subsidiary to become a party to the Subsidiary Guarantee Agreement.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

         7.1 Limitation on Liens. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.1 securing Indebtedness outstanding on such date;

                 (b)      any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                 (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $500,000;

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that(i) such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof and (ii) the principal amount of the Indebtedness secured by such Liens shall not at any time exceed, together with Indebtedness permitted under Subsection 7.5(d), $7,500,000.

                 (j) purchase money security interests on equipment or real property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and
(iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 7.5(d), $7,500,000;

                 (k) Liens securing obligations in respect of Capital Leases on assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder; and

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any Subsidiary in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution.

         7.2 Disposition of Assets. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment; and

                 (c) Sale-leaseback transactions not prohibited by Section 7.15; and

                 (d) dispositions of assets other than accounts receivable not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year more than $7,500,000 as of the date of disposition.

         7.3 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and if the transaction shall be between a Subsidiary and a Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary that is a Subsidiary Guarantor.

                 (c) The Company or any Subsidiary may consummate a merger in connection with an Acquisition permitted by Section 7.4(j) provided that the Company or such Subsidiary is the surviving person in such merger.

         7.4 Loans and Investments. No Borrower shall purchase or acquire, or suffer or permit any of their Subsidiaries to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company, except for:

                 (a) short-term obligations of, or fully guaranteed by, the United States of America;

                 (b) commercial paper rated A-1 or better by Standard and Poor's Corporation ("S&P") or P-1 or better by Moody's Investors Service, Inc. ("Moody's");

                 (c) demand deposit accounts maintained in the ordinary course of business;

                 (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000;

                 (e) common stock of companies publicly traded on a national exchange; provided, that the aggregate cost of such common stock does not at any time exceed $1,000,000;

                 (f) existing investments in Subsidiaries and other investments in existence on the date hereof and described in Schedule 5.16 hereto and additional investments by a Foreign Subsidiary in another Foreign Subsidiary;

                 (g) adjustable rate preferred stock and preferred stock of companies listed on the S&P 500 and having a long-term debt rating of A or better by S&P or A2 or better by Moody's, and loan participations, so long as the underlying obligor has a short-term debt rating of A-2 or better by S&P or P-2 or better by Moody's; provided, that the aggregate cost of such investments does not at any time exceed $2,000,000;

                 (h) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                 (i) extensions of credit by a Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries provided that in the event of any extension of credit to a Wholly-Owned Subsidiary which is not a Borrower or a Subsidiary Guarantor, such extension of credit shall be evidenced by promissory notes payable to such Borrower or such Subsidiary, as the case may be, in form and substance as set forth on Exhibit A to the Intercompany Note Pledge Agreement, which promissory notes shall be delivered and pledged to Agent pursuant to the Intercompany Note Pledge Agreement;

                 (j) investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) immediately following such Acquisition the Company will have the ability to borrow not less than five percent (5%) of the aggregate Revolving Commitment of the Banks hereunder and under the Short Term Revolving Loan Facility, (ii) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) on a pro forma basis after giving effect to such Acquisition (including any Indebtedness to be incurred in connection therewith), no Default or Event of Default will exist; and

                 (k) extensions of credit to employees of the Company or its Subsidiaries in the ordinary course of business consistent with past practice and in an aggregate amount at any one time outstanding not to exceed $1,000,000, provided that the

Company or its Subsidiaries may not extend credit to Clarence W. Schawk or David A. Schawk.

         7.5 Limitation on Indebtedness. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                 (a) Indebtedness incurred pursuant to this Agreement or the Short Term Revolving Loan Facility;

                 (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.8;

                 (c) Indebtedness existing on the Closing Date and set forth in Schedule 7.5;

                 (d) Indebtedness secured by Liens permitted by subsection 7.1(i) and (j) or other unsecured Indebtedness incurred to finance an Acquisition if such Acquisition is permitted pursuant to Section 7.4 in an aggregate amount (for all such secured and unsecured Indebtedness) outstanding not to exceed $7,500,000 at any time;

                 (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.10;

                 (f) Subordinated Indebtedness to a member of the Schawk Family meeting the requirements set forth in the definition thereof in Section
1.1 hereof;

                 (g)      Indebtedness permitted by Section 7.4(i);

                 (h) Unsecured Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $5,000,000 provided that such Indebtedness is repaid not later than five Business Days after the date of its incurrence and provided further that the principal amount of such Indebtedness together with the principal amount of Loans and the face amount of Letters of Credit hereunder and under the Short Term Revolving Loan Facility does not, at any time, exceed $100,000,000; and

                 (i) Indebtedness to a member of the Schawk Family (other than Clarence W. Schawk, Marilyn G. Schawk, or David A. Schawk) not in excess of $1,200,000 incurred solely with respect to federal, state and local income tax obligations of such member of the Schawk Family arising with respect to income of Schawk, Inc. allocable to such member of the Schawk Family.

         7.6 Transactions with Affiliates. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, enter into any transaction with any Affiliate of the Company (other than a Borrower or a Subsidiary Guarantor), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         7.7 Use of Proceeds. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.8 Contingent Obligations. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

                 (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 7.8;

                 (d) Contingent Obligations of the Company or any Subsidiary arising from the guaranty by the Company or any Subsidiary of an obligation or liability of any Wholly-Owned Subsidiary of the Company, if the underlying obligation or liability is permitted by the terms hereof;

                 (e) Contingent Obligations consisting of Letters of Credit under this Agreement; and

                 (f) Contingent Obligations which, in the aggregate, do not exceed at any point in time, $1,000,000.

         7.9 Joint Ventures. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to enter into any Joint Venture, other than in the ordinary course of business.

         7.10 Lease Obligations. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                 (a) operating leases entered into by the Company or any Subsidiary in the ordinary course of business provided that the aggregate annual rental payments for all such operating leases shall not exceed in any fiscal year $3,600,000;

                 (b) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale- leaseback transactions permitted under
Section 7.15;

                 (c) Capital Leases other than those permitted under clause (b) of this Section, entered into by the Company or any Subsidiary to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such Capital Leases shall not exceed in any fiscal year $3,600,000.

         7.11 Restricted Payments. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding or repay, repurchase or otherwise acquire any Subordinated Indebtedness owed to any Person in the Schawk Family; except that:

                 (a) the Company or any Wholly-Owed Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

                 (b) the Company or any Wholly-Owed Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                 (c) Filtertek may declare or pay cash dividends to the Company; and the Company may declare or pay cash dividends to its stockholders in an amount not in excess of $0.26 per common share (as the same may be adjusted to take into account stock splits) per fiscal year through June 30, 1996 and thereafter the Company may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash solely out of 50% of Consolidated Net Income of the Company accrued during the period (treated as an accounting period) beginning July 1, 1996 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such payment, provided, that, immediately after giving effect to such proposed action, no Default or Event of Default would exist;

                 (d) the Company may declare or pay cash dividends on preferred stock to the extent required by the terms of such preferred stock in an amount not to exceed $2,000,000 in any fiscal year;

                 (e) the Company or any Wholly-Owed Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire such shares if after giving effect to any such purchase, redemption or acquisition there is no Default or Event of Default and if the aggregate amount of all such purchases, redemptions or acquisitions by the Company and its Subsidiaries within any one fiscal year does not exceed $2,500,000; and

                 (f) the Company or any Wholly-Owed Subsidiary may repay, repurchase or otherwise acquire Subordinated Indebtedness owed as of the date hereof to any person in the Schawk Family in an aggregate amount not to exceed $4,500,000, provided that no Default or Event of Default exists before such payment or would exist immediately thereafter.

         7.12 ERISA. The Borrowers shall not, and shall not suffer or permit any of their ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of any Borrower in an aggregate amount in excess of $500,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         7.13 Change in Business. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

         7.14 Accounting Changes. The Borrowers shall not, and shall not suffer or permit any of their Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

         7.15 Sale and Leaseback. The Borrowers will not, nor will they permit any of their Subsidiaries to, sell or transfer any of its property in order to concurrently or subsequently lease as lessee such or similar property (a "Sale/Leaseback Transaction"), except for Sale/Leaseback Transactions to the extent that the fair market value of all such Sale/Leaseback Transactions does not, in the aggregate, exceed $5,000,000.

         7.16 Limitation on Certain Restrictions on Subsidiaries. The Borrowers will not, nor will they permit any of their Subsidiaries to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of their Subsidiaries or (i) pay dividends or make any other distributions on its Capital Stock or pay and Indebtedness or other obligation owed to the Company or any of its other Subsidiaries, (ii) make any loans or advances to the Company or any of its other Subsidiaries, or (iii) transfer any of its property or assets to the Company or any of its other Subsidiaries, except:

                 (a) any encumbrance or restriction pursuant hereto or to an agreement in effect at or entered into on the Closing Date and reflected on
Schedule 7.16 hereto;

                 (b) any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of the Company or was acquired by the Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date;

                 (c) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease; and

                 (d) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property subject to such security agreements.

         7.17 Organization Documents. The Borrowers shall not, nor will they permit any of their Subsidiaries to amend, modify or waive, or permit any amendment, modification or waiver as to its Organization Documents if such amendment, modification or waiver could reasonably be expected to adversely affect the interests of Agent or the Banks.

         7.18    Financial Covenants

                 (a) Maintenance of Consolidated Tangible Net Worth. The Borrowers shall not permit Consolidated Tangible Net Worth of the Company at any time to be less than the sum of (i) $15,000,000 plus (ii) as of the end of each fiscal quarter, the amount equal to 40% of the aggregate Consolidated Net Income of the Company since December 31, 1994; provided, however, that in the event that the Company has a Consolidated Net Loss for any fiscal quarter, Consolidated Net Income for purposes only of this Section 7.15(a) shall be deemed to be zero for such fiscal quarter.

                 (b) Leverage Ratio. The Borrowers shall not permit the ratio of (a) Funded Debt to (b) Total Capitalization of the Company at any time to exceed the percentage set forth below for the applicable period:


==================================================================================================================
                         PERIOD                                            MAXIMUM RATIO
------------------------------------------------------------------------------------------------------------------
                   Closing - 12/30/96                                           58%
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                  12/31/96 - 12/30/97                                           55%
------------------------------------------------------------------------------------------------------------------
                  12/31/97 - maturity                                           50%
==================================================================================================================

                 (c) Funded Debt to EBITDA. The Borrowers shall not permit the ratio of Funded Debt as of the last day of any fiscal quarter to EBITDA of the Company for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to exceed 3.5 to 1.0.

                 (d) Interest Coverage Ratio. For each period of one fiscal quarter ending on the last day of each fiscal quarter ending within the periods set forth below the Borrowers shall not permit the ratio of (i) the amount equal to EBIT for such period to (ii) Consolidated Interest Expense for such period to be less than the ratio set forth below:



==================================================================================================================
                         PERIOD                                            MINIMUM RATIO
------------------------------------------------------------------------------------------------------------------
                    4/1/95 - 6/30/96                                        2.25 to 1.0
------------------------------------------------------------------------------------------------------------------
                    7/1/96 - 9/30/97                                        2.50 to 1.0
==================================================================================================================



and beginning 12/31/97 and thereafter, the Company shall not permit the ratio of (i) an amount equal to EBIT for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter to (ii) Consolidated Interest Expense for such period to be less than 3.0 to 1.0.

                 (e) Fixed Charge Coverage Ratio. For each period of one fiscal quarter ending on the last day of each fiscal quarter ending within the periods set forth below, the Borrowers shall not permit the ratio of (i) EBIT of the Company for such period plus payments under operating leases for such period to (ii) Consolidated Fixed Charges of the Company for such period to be less than the ratio set forth below:


==================================================================================================================
                         PERIOD                                            MAXIMUM RATIO
------------------------------------------------------------------------------------------------------------------
                    4/1/95 - 6/30/96                                        0.8 to 1.0
------------------------------------------------------------------------------------------------------------------
                    7/1/96 - 9/30/97                                        0.9 to 1.0
==================================================================================================================

and the Borrowers shall not permit the ratio of (i) EBIT for the period of four consecutive fiscal quarters ending on the last day of each fiscal quarter ending within the periods set forth below to (ii) Consolidated Fixed Charges of the Company for such period to exceed the ratio set forth below for the applicable period:

==================================================================================================================
               FOUR QUARTER PERIOD ENDING
                ON THE LAST DAY OF EACH
              FISCAL QUARTER ENDING WITHIN                                 MAXIMUM RATIO
------------------------------------------------------------------------------------------------------------------
                    7/1/97 - 6/30/98                                        1.0 to 1.0
------------------------------------------------------------------------------------------------------------------
                    7/1/98 - 6/30/99                                        1.10 to 1.0
------------------------------------------------------------------------------------------------------------------
                    7/1/99 - maturity                                       1.20 to 1.0
==================================================================================================================



                                  ARTICLE VIII

                               EVENTS OF DEFAULT

         8.1 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 3 Business Days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by a Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by a Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.1, 6.2,
6.3 or 6.9 or in Article VII; or

                 (d) Other Defaults. Any Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Borrowers by the Agent or any Bank; or

                 (e) Cross-Default. Any Borrower or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                 (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course (other than a Subsidiary not a Borrower with assets of less than $100,000); (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $500,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of the lesser of 30 days or the applicable statutory appeal period after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k)      Change of Control.  There occurs any Change of
Control; or

                 (l) Environmental Matters. The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any Environmental Laws, which, in either case, could reasonably be expected to have a Material Adverse Effect; or

                 (m) Unenforceability. This Agreement or the Subsidiary Guarantee Agreement shall cease for any reason to be in full force and effect (other than by reason of the satisfaction of all the Company's or any of its Subsidiaries' obligations thereunder) or the Company or any of its Subsidiaries or any other Person (other than the Banks or the Agent) shall disavow its obligations under any provision hereof or thereof, or shall deny that it has any or further obligations under any provision thereof, or shall contest the validity or enforceability of any provision thereof.

         8.2 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated;

                 (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.1 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

         In addition to the foregoing, following the occurrence and during the continuance of an Event of Default, so long as any Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Agent, the Borrowers shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with BofA in the name of the Agent, for the ratable benefit of the Banks and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all fees and other amounts due or which may become due with respect thereto. The Borrowers shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in certificates of deposit of BofA having a maturity not exceeding thirty days or in other short term funds as the Agent may in its sole judgment determine. Such funds shall be promptly applied by the Agent to reimburse the Issuing Bank for drafts drawn from time to time under such Letters of Credit, and if there are insufficient funds available to reimburse the Issuing Bank for all such drafts, then such funds shall be applied ratably in accordance with the Stated Amounts of the related Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Events of Default shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrowers.

         8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                   THE AGENT

         9.1 Appointment and Authorization. Each Bank hereby irrevocably (subject to Section 9.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         9.3     Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable to any other Bank for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of the Company's other Subsidiaries or Affiliates.

         9.4 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

         9.7 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent owed but not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is required to be but is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         9.8 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its
                                     75

Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

         9.9 Successor Agent. The Agent may, and at the request of the Borrowers and the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

         9.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                     (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                     (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                 Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                 (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.


                                   ARTICLE X

                    GUARANTEES OF COMPANY AND EACH BORROWER

         10.1 Guarantee. The Company and each Borrower, jointly and severally, hereby unconditionally guarantees the due and punctual payment of all Obligations of the Borrowers, including without limitation the due and punctual payment of the principal of and interest on the Loans made to each Borrower pursuant to this Agreement and the due and punctual payment of all other amounts payable by each other Borrower under this Agreement or the other Loan Documents. Upon failure by any Borrower to pay punctually any such amount, upon demand by Agent, the Company or any other Borrower, as the case may be, shall forthwith pay the amount not so paid at the place and in the manner and with the effect specified in this Agreement. Notwithstanding anything to the contrary contained in this Section 10.1 and elsewhere in the Agreement to the extent this Agreement provides for joint and several liability, the obligations and liabilities of each Borrower with respect to the Loan and related Obligations of the other Borrower hereunder shall not at any time exceed the "Limit of Liability" (as hereafter defined) of such Borrower. The term "Limit of Liability", with respect to any Borrower, shall have the meaning assigned to such term in the Subsidiary Guaranty Agreement provided that, for purposes of this Section 10.1 all references to "Guarantor" therein and in any other related terms shall be replaced with reference to such Borrower.

         10.2 Unconditional Obligations. The obligations of the Company and each Borrower hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                 (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of any Borrower or any collateral therefor under this Agreement or the other Loan Document;

                 (ii) any modification or amendment of or supplement to this Agreement or the other Loan Documents;

                 (iii) any change in the corporate existence, structure or ownership of any Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any other Borrower or its collateral or its assets;

                 (iv) the existence of any claim, set-off or other rights which a Borrower may have at any time against the Company or any other Borrower, the Agent or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                 (v) any validity or unenforceability relating to or against the Company or any Borrower for any reason of any provision or all of this Agreement or the other Loan Documents, or any provision of applicable law or regulation purporting to prohibit the payment by the Company or any Borrower of the principal of or interest on any loan or any other amount payable by it under this Agreement or the other Loan Documents; or

                 (vi) any other act or omission to act or delay of any kind by the Company or any Borrower, the Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's or such Borrower's obligations under this Agreement or the other Loan Documents.

         10.3 Period In Force. The Company's and each Borrower's Obligations under this Article 10 shall remain in full force and effect until all Obligations shall have been paid in full and this Agreement and the other Loan Documents shall have terminated in accordance with their terms. If at any time any payment of the principal of or interest on any loan made to a Borrower or any other amount payable the Company or by any Borrower under this Agreement or the other Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or such Borrower or otherwise, each of the Company's and such Borrower's Obligations under this Section 10 with respect to such payment shall be revived and continued in full force and effect.

         10.4 Waiver. THE COMPANY AND EACH BORROWER WAIVES ACCEPTANCE HEREOF, PRESENTMENT, DEMAND, PROTEST AND ANY NOTICE NOT PROVIDED FOR HEREIN, AS WELL AS ANY REQUIREMENT THAT AT ANY TIME ANY ACTION BE TAKEN BY ANY PERSON AGAINST ANY OTHER BORROWER OR ANY OTHER PERSON.

         10.5 Effect of Stay. In the event that the demand for payment of any amount payable by the Company or any Borrower under this Agreement or the other Loan Documents is stayed upon the insolvency, bankruptcy or reorganization of the Company or a Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Company or the other Borrowers hereunder forthwith upon demand by Agent.

         10.6 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10 and this Agreement, the Company and the Borrowers hereby irrevocably waive all rights which may have arisen in connection with the guarantees made pursuant to this Section 10 to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code, as amended, including Section 509 thereof, under common law or otherwise) of the Agent or any of the Lenders against the Company or the Borrowers or against any collateral security or guaranty or right of offset held by the Agent for the payment of the Obligations until such time as all Obligations have been fully and indefinitely paid in full. The Company and the Borrowers hereby further irrevocably waive all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or the Borrowers which may have arisen in connection with the guarantees made pursuant to this
Section 10 until such time as all Obligations have been fully and indefeasibly paid in full. So long as any Obligations remain, if any amount shall be paid by or on behalf of the Company or any Borrower to any of them on account of any of the rights waived in this paragraph, such amount shall be held by such Person in trust, segregated from other funds of such Person, and shall, forthwith upon receipt, be turned over to the Agent (duly indorsed by such Person to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this paragraph shall survive the term of this Agreement and the payment in full of the Obligations.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Borrowers and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.2);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                 (e) extend the Termination Date or permit any Letter of Credit to have an expiration date beyond the Revolving Termination Date;

                 (f) release any guarantor or release all or substantially all of any collateral, if any, securing the Obligations; or

                 (g) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.2 Notices. (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Borrowers by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on
Schedule 11.2; or, as directed to the Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Agent.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX shall not be effective until actually received by the Agent.

                 (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Borrowers to give such notice and the Agent and the Banks shall not have any liability to the or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

                 (d) Any Notice given by the Agent or any Bank and addressed to a Borrower shall be deemed to constitute notice hereunder of such event, circumstance, requirement or other matter for all Borrowers hereunder.

         11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4    Costs and Expenses.  The Borrowers shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) within ten Business Days after demand (subject to subsection 4.1(f)) for all costs and expenses incurred by BofA (including in its capacity as Agent) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) with respect thereto; and

                 (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 4.1(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

                 (c) the provisions of Section 11.4(a) notwithstanding, the Borrower's obligations to reimburse Agent for attorneys' fees and expenses incurred in connection with the preparation of this Agreement shall not exceed $40,000.

         11.5 Borrowers Indemnification. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Offshore Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.6 Payments Set Aside. To the extent that a Borrower makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

          11.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.8 Assignments, Participations, etc. (a) Any Bank may, with the written consent of the Borrowers at all times other than during the existence of an Event of Default and the Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Borrowers or the Agent shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, its Pro Rata Share of all LC Obligations, the Commitments and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrowers and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.8(a)), the Borrowers shall execute and deliver to the Agent, if requested by Assignee or assignor Bank new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Revolving Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.1, 3.3 and 11.5 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.9 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Company or any Subsidiary and provided to it by the Company or any Subsidiary, or by the Agent on such Company's or Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company or any Subsidiary, provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to any Borrower, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the applicable Borrower and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Arranger under the Loan Documents, the Borrower hereby irrevocably authorizes BofA to debit any deposit account of such Borrower with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off. BofA will provide the applicable Borrower with prompt written notice of any such debit.

         11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrowers, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         11.17 Waiver of Jury Trial. THE BORROWERS, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.18 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the applicable Borrowers (or to any other Person who may be entitled thereto under applicable law).

         11.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the day and year first above written.


                                              SCHAWK, INC.


                                              By:_______________________________

                                              Title:____________________________


                                              By:_______________________________

                                              Title:____________________________


                                              FILTERTEK USA, INC.


                                              By:_______________________________

                                              Title:____________________________


                                              BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION, as Agent


                                              By:_______________________________

                                              Title:____________________________



                                              BANK OF AMERICA ILLINOIS,
                                              as a Bank


                                              By:_______________________________

                                              Title:____________________________



                                              THE NORTHERN TRUST COMPANY,
                                              as a Bank


                                              By:_______________________________

                                              Title:____________________________

                                              NBD BANK, as a Bank


                                              By:_______________________________

                                              Title:____________________________



                                              THE FIRST NATIONAL
                                              BANK OF CHICAGO, as a Bank


                                              By:_______________________________

                                              Title:____________________________

                                  SCHEDULE 2.1
                                  ------------



                                  COMMITMENTS
                                  -----------
                              AND PRO RATA SHARES
                              -------------------

                                                               Pro Rata
Bank                              Commitment                    Share
----                              ----------                ------------
Bank of America Illinois          $32,000,000               40.00000000%
The First National Bank
  of Chicago                      $16,000,000               20.00000000%
NBD Bank                          $16,000,000               20.00000000%
The Northern Trust Company        $16,000,000               20.00000000%
                                  -----------               ------------

        TOTAL                     $80,000,000               100.00000000%

                                 SCHEDULE 11.2


                     LENDING OFFICES; ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

Address for Notices:

Bank of America National Trust
  and Savings Association
Agency Management Services - Illinois #69596
231 South LaSalle Street
Chicago, Illinois 60697
Attention:  Senior Agency Officer
            Telephone:  312-828-7933
            Facsimile:  312-977-9102

Address for Payments:


      CURRENCY                   ACCOUNT
      --------                   -------

      US Dollars                 Bank of America, San Francisco
                                 Account No. 12333-14599
                                 Ref:  Schawk, Inc.

      Pounds Sterling            Bank of America, London
                                 Account No. 95415024
                                 Ref:  Schawk, Inc.

      Deutsche Marks             Bank of America, Frankfurt
                                 Account No. 95596011
                                 Ref:  Schawk, Inc.

      Japanese Yen               Bank of America, Tokyo
                                 Account No. 95596016
                                 Ref:  Schawk, Inc.

      French Francs              Bank of America, Paris
                                 Account No. 95596010
                                 Ref:  Schawk, Inc.

      Canadian Dollars           Bank of America, Toronto
                                 Account No. 65067-226
                                 Ref:  Schawk, Inc.

      ECU                        Bank of America, Brussels
                                 Account No. 95596024
                                 Ref:  Schawk, Inc.

BANK OF AMERICA ILLINOIS,
  as a Bank

Address for Notices:


[Address]



THE NORTHERN TRUST COMPANY,
  as a Bank

Address for Notices:


[Address]



NBD BANK,
  as a Bank

Address for Notices:


[Address]



THE FIRST NATIONAL BANK OF CHICAGO,
  as a Bank

Address for Notices:


[Address]